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                                                                    Exhibit 10.5

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                                ESCROW AGREEMENT
                                    (Amended)


         This Amended Agreement is dated for reference purposes and entered into as of October 25, 1990 by TRENDWEST RESORTS, INC., an Oregon corporation, ("Developer"), CLUB ESPRIT, A California nonprofit mutual benefit corporation ("Club") and SAGE SYSTEMS, INC., a Washington corporation, ("Escrow Agent"), for the purpose of amending, and restating in its entirety as amended, that Escrow Agreement dated May 15, 1990.

1:       RECITALS

         1.1 Services. Escrow Agent agrees to provide escrow services to Developer and Buyers of Memberships in Club.

         1.2 Scope. This Escrow Agreement is part of each Membership Agreement and Salesperson Agreement. The Developer, Escrow Agent and Developer's Sales Agent(s) and the Members are bound by this Escrow Agreement.

         1.3 Developer. Developer acquires Units in Resort Properties which it transfers to Club for use in the Club Vacation Timeshare Program.

         1.4 Club. Club holds and manages the Units for the benefit of the Members. Membership in Club includes voting rights to elect directors and to vote directly on certain Club decisions.

         1.5 Timeshare Program Agreement. Under the Vacation Timeshare Program Agreement made September 1, 1989 and amended February 27, 1990, Developer has the exclusive right to market and sell all Memberships in Club and to receive all the proceeds from Membership sales.

         1.6 Declaration. Developer and/or Club has recorded or will record a "Declaration of Vacation Timeshare Program (Club Esprit)" ("Declaration") with respect to each Unit in the Program.

         1.7 Escrow Account. As at registered time share plan under HRS Chapter 514E, and pursuant to other states' consumer protection requirements, the Funds and Contract Documents associated with the purchase of Memberships must be placed in an escrow account approved by the State of Hawaii for protection of purchasers until certain events occur as described below, providing for the release of those funds and documents to the Developer ("closing"), or the return of those funds and documents to the purchaser ("no closing").


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         1.8 Table of Contents

         Article/Section/Title                                             Page
         ---------------------                                             ----
1:       RECITALS.........................................................  1
         1.1      Services................................................  1
         1.2      Scope...................................................  1
         1.3      Developer...............................................  1
         1.4      Club....................................................  1
         1.5      Timeshare Program Agreement.............................  1
         1.6      Declaration.............................................  1
         1.7      Escrow Account..........................................  1
         1.8      Table of Contents.......................................  2

2:       DEFINITIONS......................................................  3
         2.1      "Buyer..................................................  3
         2.2      "Close" and "Closing....................................  3
         2.3      "Closing Costs..........................................  3
         2.4      "Contract Documents.....................................  3
         2.5      "Declaration............................................  3
         2.6      "Funds..................................................  3
         2.7      "Hawaii Administrative Rules............................  3
         2.8      "HRS....................................................  3
         2.9      "Sales Contract.........................................  3

3:       HANDLING FUNDS AND DOCUMENTS.....................................  3
         3.1      Escrow Account..........................................  3
         3.2      Documents...............................................  4
         3.3      Affiliates..............................................  4

4:       CLOSING..........................................................  4
         4.1      Closing Conditions......................................  4
         4.2      Closing Procedures......................................  6
         4.3      Release of Funds and Sales Contract without a
                  Closing.................................................  6
         4.4      Release of Buyer's Funds................................  6

5:       GENERAL MATTERS..................................................  7
         5.1      Notice..................................................  7
         5.2      Interest................................................  7
         5.3      Indemnity...............................................  7
         5.4      Copies of Documents.....................................  7
         5.5      Cancellation Charge.....................................  7
         5.6      Exhibit.................................................  8

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2:       DEFINITIONS. Unless the context otherwise specifies or requires, the terms used in this Agreement shall have the meanings set forth in HRS or below or in the recorded Declaration, in that order of preference.

         2.1 "Buyer" means each person shown as a Buyer, Member or Purchaser in a Sales Contract or Membership Agreement.

         2.2 "Close" and "Closing" refer to completing the sale of and issuing a Membership to a Buyer.

         2.3 "Closing Costs" means all costs and expenses of closing a sale. It includes, for example, if applicable: (a) Escrow Agent's fees, (b) notary fees,
(c) charges for credit reports, (d) costs of drafting documents, (e) financing fees and costs, and/or (f) postage and handling fees.

         2.4 "Contract Documents" means, for each Buyer, (a) this Escrow Agreement, (b) the Buyer's Sales Contract or Membership Agreement, and (c) any written changes to either of those documents if the changes have been signed by the person whose duties are changed.

         2.5 "Declaration" means the recorded Declaration of Vacation Timeshare Program (Club Esprit), which creates the vacation timeshare program and makes the respective Units subject thereto, and which constitutes a Notice of Time Share Plan under HRS Chapter 514E.

         2.6 "Funds" means any money, "negotiable instruments" and "purchase money contracts" (as those terms are defined in HRS) received before closing from or on behalf of any Buyer or potential Buyer.

         2.7 "Hawaii Administrative Rules" means the rules and regulations adopted under HRS by the State of Hawaii, as they may be revised from time to time, as contained in Chapter 106 of Title 16 of the Regulations of the Department of Commerce And Consumer Affairs of the State of Hawaii.

         2.8 "HRS" means the Hawaii Time Share Law (Chapter 514E, Hawaii Revised Statutes), as it may be revised from time to time.

         2.9 "Sales Contract" means a Membership Agreement, a sample of which is attached hereto as Exhibit "A", which may be revised from time to time by Developer and Club, provided it is not inconsistent with the Declaration and Governing Documents.

3:       HANDLING FUNDS AND DOCUMENTS.

         3.1 Escrow Account. All Funds and Sales Contracts received before closing from or on behalf of Buyers or prospective Buyers in connection with the purchase or reservation of a Membership must be placed in an escrow account with Escrow Agent; however the

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Developer or a Sales Agent may hold until the expiration of the cancellation period, or any longer cancellation period provided in the Sales Contract, Funds or Sales Contracts made payable to the Escrow Agent.

         3.2 Documents. The Escrow Agent will accept and hold any Funds, Sales Contract, receipts for (a) the Hawaii Disclosure Statement and (b) the Notice of Mutual Right of Cancellation, any closing statement and all other papers from the Developer or any lender supplying money to the Buyer or for the Buyer. The Escrow Agent will handle and deliver those documents as instructed by the person who provided them and this Escrow Agreement.

         3.3 Affiliates. Escrow Agent, Developer and Club may enter into Affiliation Escrow Agreements with licensed escrow companies in states other than Washington, if necessary to facilitate closings of sales in such states and/or if required for compliance with timeshare sales laws, regulations and regulatory policies.

4:       CLOSING

         4.1 Closing Conditions. Closing of the escrow for the sale of a Membership shall not occur, and the Buyer's Funds and Sales Contract shall not be delivered by the Escrow Agent according to paragraph 4.2, until after all of the following have occurred:

             (a) Cancellation Period. The "cancellation period" or rescission rights period, prescribed by the state(s) where the sale is made and/or advertised, has expired. At the date of this Agreement, Developer is now selling or advertising, or may in the foreseeable future sell or advertise, in states or provinces which prescribe the following cancellation periods:

                 (i) Arizona, midnight of the seventh (7th) calendar day following the day on which the purchaser executed the Sales Contract, pursuant to Title 32, Chapter 20, Arizona Revised Statutes, Section 32-2197.02;

                 (ii) British Columbia, seven (7) days after the later of the purchaser signs the Sales Contract or the purchaser receives the required prospectus, pursuant to the Real Estate Act, Revised Statutes, Chapter 356,
Section 63 (1.1).

                 (iii) California, midnight of the third (3rd) calendar day after the Buyer executed the Sales Contract, pursuant to Business and Professions Code Section 11024 and Title 10, California Code of Regulations, Sections 2813.12 and 2813.13;

                 (iv) Hawaii, seven (7) calendar days after the Buyer's execution of the Sales Contract or seven (7) calendar days after the Buyer's receipt of the Hawaii Disclosure Statement, whichever occurs later, pursuant to HRS Section 514E-8;


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                 (v)   Nevada, midnight of the fifth (5th) calendar day
following the execution of the Sales Contract, pursuant to Chapter 119A. Nevada Revised Statutes, Section 119A.410.

                 (vi) Oregon, midnight of the fifth (5th) calendar day from the date the purchaser signs the Sales Contract, pursuant to Chapter 94, Oregon Revised Statutes, Section 94.836.

                 (vii) Washington, within seven (7) days after receipt of the disclosure document or the signing of the Sales Contract by Buyer, whichever is later, pursuant to Chapter 64.36, Revised Code of Washington, Section 64.36.140(13).

             (b) Notice of Cancellation. The Escrow Agent has received a sworn statement from the Developer, signed by its duly authorized representative, that no cancellation notice postmarked on a date within the cancellation period has been received from the Buyer whose funds are being released; and that no cancellation notice was otherwise received during the cancellation period from the Buyer whose funds are being released.

             (c) Declaration. The Escrow Agent shall have independently verified that a Declaration has been recorded and remains in effect against every Club Esprit Unit for which Memberships are being sold.

             (d) Title Insurance. Escrow Agent shall have procured a policy of title insurance insuring title to each Unit in Club for the market value at the time of acquisition, and insuring that each and every person holding an interest in a recorded blanket lien, as defined in applicable law, executes and records a Nondisturbance Agreement as required by HRS Section 514E19(b)(2)(A) and as defined in Sections 514E-20 and 514E-1, Escrow Agent must be satisfied that appropriate blanket lien protections (nondisturbance covenants) are fully in place.

             (e) Cancellation by Developer. Developer has certified to the Escrow Agent that it is not exercising its cancellation rights under HRS Section 514E-8 or any other applicable law.

             (f) Receipt. Developer has provided the Escrow Agent with a copy of the receipt for the Public Report, Disclosure Statement or other disclosure documents required by the state where the sale is made, signed by the Buyer and dated with the date that such disclosure document was received by the Buyer.

             (g) Vacation Credits Available. The Escrow Agent shall have determined that there are sufficient Vacation Credits available in the timeshare program, The Escrow Agent may rely on a certification from Developer and Club as to the allocations of Vacation Credits to respective Units as the Units are transferred to the Club and dedicated to the Timeshare Program, Escrow Agent shall prepare an audit report at least quarterly verifying the

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availability of unsold Vacation Credits, pursuant to the Audit Agreement dated
June 21, 1990 between Developer and Escrow Agent.

         4.2 Closing Procedures. To close each sale, the Escrow Agent will:

             (a) Date all documents; and

             (b) Deliver a copy of the Membership Agreement and closing statement to the Buyer; and

             (c) Deliver the original of the Membership Agreement, any closing statement and any other documents to, and do anything else reasonably required by, the Developer or anyone else loaning money to the Buyer for the purchase; and

             (d) Pay, out of the funds in escrow and after Developer's approval, all of the closing costs and additional charges; and

             (e) Pay to the Developer all sums due it under the Sales Contract less closing costs chargeable to Developer; and

             (f) Refund any over-payment to the Buyer.

         4.3 Release of Funds and Sales Contract without a Closing.

             (a) Notice of Cancellation. If the Buyer or Developer gives a valid Notice of Cancellation of the Sales Contract, under any applicable law, all of the Buyer's Funds and Sales Contracts made by the Buyer shall be returned to the Buyer within 15 days after the Notice of Cancellation is received.

             (b) Termination of Contract. If the Buyer or Developer properly terminates a Sales Contract pursuant to its terms, or if Developer or a prospective Buyer terminates a reservation agreement, all of the Buyer's Funds and Sales Contracts made by the Buyer shall be delivered in accordance with the Contract or reservation agreement.

             (c) Buyer Default. If the Buyer defaults in the performance of the Buyer's obligations under the Sales Contract, all the Buyer's Funds and Sales Contracts made by the Buyer shall be delivered in accordance with the Contract.

             (d) Sworn Statements. If Developer fails to provide to Escrow Agent, within ten (10) days after expiration of the cancellation period, any of those items described in paragraphs 4.1(b), (e), (f) and (g) above, then all of the Buyer's Funds and Sales Contracts made by the Buyer shall be returned to the Buyer within 15 days.

         4.4 Release of Buyer's Funds. This Escrow Agreement explicitly prohibits the release of Buyer's funds from escrow to or

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for the benefit of the Developer or Sales Agent or anyone else (except by way of refunds to the Buyer) in any circumstances other than those set forth in this
Article 4.

5:       GENERAL MATTERS

         5.1 Notice. Any notice from the Developer or the Escrow Agent to the Buyer must be given by in writing. If more than one person is listed as the Buyer on a Sales Contract, the notice may be given to or received from any one of them. If the Buyer is a corporation or partnership, the notice may be delivered or mailed to any officer or partner of the Buyer. Notices must be personally delivered or mailed by certified (or registered mail, postage prepaid, addressed to the person at the address shown for each on the Buyer's Sales Contract. Any party may change its address by sending written notice of the new address to the other. All notices are considered given when they are deposited in the mail, first class postage prepaid, or when personally received.

         5.2 Interest. Any interest earned on Funds placed with the Escrow Agent will belong to Developer.

         5.3 Indemnity. Developer agrees to indemnify the Escrow Agent for losses it suffers as a result of performing its duties, except for losses due to the Escrow Agent's negligence or misconduct.

         5.4 Copies of Documents. Developer will provide Escrow Agent with copies of title reports, recorded Declarations, blanket liens, Nondisturbance agreements and any other documents required by the Escrow Agent to verify statements made under paragraph 4,1(c) of this Agreement.

         5.5 Cancellation Charge. Upon a cancellation, Developer must notify Escrow Agent within ten (10) days of the date of deciding upon or receiving notice of cancellation whether to deduct from the Buyer's monies a reasonable charge for materials received by the Buyer and not returned, and the amount of such charge. This charge will not exceed $25.00. If deducted the charge will be remitted to Developer.


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         5.6 Exhibit.

             A - Membership Agreement

ESCROW AGENT:                                      DEVELOPER:

SAGE SYSTEMS, INC.,                                TRENDWEST RESORTS, INC.,
a Washington corporation                           an Oregon corporation
and Washington Licensed
Escrow Agent


By_______________________                          By___________________________
  W.J. O'Rourke, President                           William F. Peare, President
  555 116th Ave. N.E.                                 4010 Lake Washington Blvd.
  Suite 130                                           Suite 210
  Bellevue, WA  98004                                 Kirkland, WA  98033



CLUB:

CLUB ESPRIT, a California
nonprofit mutual benefit
corporation



By______________________________
  Jeffrey Sites, Secretary
   4010 Lake Washington Blvd.
   Suite 210
   Kirkland, WA  98033


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                                    EXHIBIT A

                              MEMBERSHIP AGREEMENT
                                (TO BE PROVIDED]

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